Exhibit 99.1

VENTAS REALTY, LIMITED PARTNERSHIP

VENTAS CAPITAL CORPORATION

$125,000,000

6 5/8% Senior Notes due 2014

PURCHASE AGREEMENT

Dated October 8, 2004

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

PURCHASE AGREEMENT

October 8, 2004

BANC OF AMERICA SECURITIES LLC

J.P. MORGAN SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

UBS SECURITIES LLC

    As Initial Purchasers

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Ventas Capital Corporation, a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (“Capital Corp.,” and together with the Operating Partnership, the “Issuers”), Ventas, Inc., a Delaware corporation (“Ventas”), and Ventas LP Realty, L.L.C., a Delaware limited liability company (“LLC”), agree with Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC (collectively, the “Initial Purchasers”) as set forth herein. The Operating Partnership is wholly-owned, directly and indirectly through LLC, by Ventas. The Operating Partnership, Capital Corp., Ventas and LLC are referred to herein sometimes individually as a “Ventas Entity” and collectively as the “Ventas Entities.”

The Issuers propose to issue and sell to the Initial Purchasers $125,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2014 (the “Original Notes”). The Original Notes will be issued under an indenture (the “Indenture”) among the Issuers, Ventas, the Guarantors (defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Issuers’ obligations under the Original Notes and the Indenture will be fully and unconditionally guaranteed, jointly and severally (the “Guarantees”), by Ventas and its direct or indirect subsidiaries identified as guarantors on Schedule B hereto (Ventas, together with such direct and indirect subsidiaries, the “Guarantors”). All references herein to the Original Notes, the Exchange Notes (as defined in Section 1(a)(iv) hereof) or the Notes (as defined in Section 1(a)(iv) hereof) include the related guarantees, unless the context otherwise requires. Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a DTC Agreement, to be dated at or prior to the Closing Time (as defined in Section 2 hereof) (the “DTC Agreement”), between the Issuers and DTC.

The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “1933 Act”). The Ventas Entities have prepared a preliminary offering memorandum, dated October 8, 2004 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated the date hereof (the “Offering Memorandum”), relating to the Ventas Entities and the Original Notes.

The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the 1933 Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers,” as defined in Rule 144A under the 1933 Act (“QIBs”), pursuant to Rule 144A under the 1933 Act and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S promulgated under the 1933 Act (“Regulation S”) pursuant to Regulation S. The persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the “Eligible Purchasers.”

Upon the issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Original Notes shall bear the legend relating thereto set forth under “Notice to Investors” in the Offering Memorandum.

Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be dated the Closing Time (as defined in Section 2(b) hereof) substantially in the form as described in the Offering Memorandum. This Agreement, the Original Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined in Section 1(a)(ix) hereof), the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth,” “stated,” or “incorporated by reference” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the “1934 Act”) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Ventas Entities. The Ventas Entities, jointly and severally, represent and warrant to the Initial Purchasers as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof and agree with the Initial Purchasers, as follows:

(i) No Registration Required. Subject to compliance by the Initial Purchasers with the representations, warranties and covenants set forth in Section 1(c) hereof, it is not necessary in connection with the offer, sale and delivery of the Original Notes to the Initial Purchasers and their initial Exempt Resale to Eligible Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Original Notes under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder).

(ii) Preliminary Offering Memorandum and Offering Memorandum. None of the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto as of its date contained, and the Offering Memorandum as of the Closing Time will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto, made in reliance upon and in conformity with information furnished to Ventas in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto; provided that, with respect to the preceding sentence, the Ventas Entities acknowledge that the only information furnished in writing by the Initial Purchasers through Banc of America Securities LLC expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum is the statements contained in the fourth paragraph and the ninth paragraph under the caption “Plan of Distribution” therein (the “Initial Purchaser Information”). No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued or, to the knowledge of any of the Ventas Entities, has been threatened.

(iii) Capitalization. All of the issued and outstanding shares of capital stock or other equity interests of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule B is a true and complete list identifying each subsidiary (as defined in the 1933 Act) of Ventas, its jurisdiction of incorporation or formation, its direct or indirect percentage equity ownership by Ventas (all such entities, including the Issuers, the “Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum or on Schedule B, are owned by Ventas, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged on or prior to the Closing Time or (ii) that are described in the Offering Memorandum and secure indebtedness described in the Offering Memorandum. Except as set forth on Schedule B, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries. No holder of any securities of Ventas or any of the Subsidiaries is entitled to have such securities (other than the Original Notes) registered under any registration statement contemplated by the Registration Rights Agreement. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(iv) Authorization of the Registration Rights Agreement and the DTC Agreement. The Registration Rights Agreement has been duly authorized by each Ventas Entity and the DTC Agreement has been duly authorized by the Issuers and, at the Closing Time, each such agreement will have been duly executed and delivered by each applicable Ventas Entity, and will constitute a legally binding and valid obligation of each applicable Ventas Entity (assuming, if applicable, the due authorization, execution and delivery thereof by the Initial Purchasers), enforceable against such Ventas Entity and Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by federal or state securities laws or principles of public policy.

(v) Authorization of Indenture. The Indenture has been duly authorized by the Issuers and each of the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Issuers and each of the Guarantors, and will be a legally binding and valid obligation of the Issuers and each of the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Issuers and each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(vi) Authorization of the Original Notes. The Original Notes to be purchased by the Initial Purchasers from the Issuers are in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture, and at the Closing Time, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered by the Issuers against payment by the Initial Purchasers in accordance with the terms of this Agreement, will be legally binding and valid obligations of the Issuers (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Original Notes by the Trustee in accordance with the

Indenture), entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(vii) Authorization of the Exchange Notes. The Exchange Notes have been duly authorized by the Issuers for issuance, and when issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Issuers (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Exchange Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(viii) Authorization of the Guarantees. The Guarantees are in the form contemplated by the Indenture, have been duly authorized by the Guarantors, and, at the Closing Time, will have been executed by each of the Guarantors and, when the Original Notes are authenticated in the manner provided for in the Indenture and delivered by the Issuers against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of Ventas and each other Guarantor, as the case may be (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Original Notes by the Trustee in accordance with the Indenture), enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(ix) Authorization of the Guarantees of the Exchange Notes. The guarantees to be endorsed on the Exchange Notes (the “Exchange Note Guarantees”), have been duly authorized by the Guarantors and, when the Exchange Note Guarantees are duly executed by the Guarantors and the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Note Guarantees will be legally binding and valid obligations of Ventas and each other Guarantor, as the case may be (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Exchange Notes by the Trustee in accordance with the Indenture), enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

(x) Good Standing of Ventas and its Subsidiaries; Power and Authority. Each of Ventas and its Subsidiaries (a) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, partnership, limited liability company or trust power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below) and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Each Ventas Entity and Guarantor has all requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and the DTC Agreement, if applicable, and to consummate the transactions contemplated thereby to be consummated on its part, including, without limitation, the authority to issue, sell and deliver the Original Notes and issue and deliver the Exchange Notes and to execute, deliver and perform all its obligations under the Guarantees and the Exchange Note Guarantees, as the case may be. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(xi) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Ventas Entities.

(xii) Absence of Defaults and Conflicts. Neither Ventas nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Except as described in the Offering Memorandum, neither Ventas nor any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by Ventas or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(xiii) Absence of Defaults and Conflicts Upon Consummation of Offering. None of the issuance, offer and sale of the Original Notes by the Issuers, the issuance and delivery of the Exchange Notes by the Issuers, the execution, delivery and performance of the Note Documents and the DTC Agreement by the Ventas Entities and Guarantors, as applicable, or the consummation by the Ventas Entities and Guarantors, as applicable, of the transactions contemplated by the Note Documents and the DTC Agreement and in the Offering Memorandum violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge, or encumbrance on any property or assets of Ventas or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or any Subsidiary, (ii) any law, statute, rule or regulation applicable to Ventas or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any Subsidiary or their respective assets or properties or (iv) any Agreements or Instruments and except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, consents, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 1(c) of this Agreement and the compliance by the Initial Purchasers of their covenants in such section, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by Ventas or any Subsidiary for the execution, delivery and performance by the Ventas Entities and the Guarantors of the Note Documents to which they are a party and the DTC Agreement, if applicable, including the consummation of any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Time, including, without limitation, such as may be required by state securities laws, (y) registration of the Exchange Offer or resale of the Notes under the 1933 Act pursuant to the Registration Rights Agreement and (z) qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes.

(xiv) Absence of Proceedings. Except as set forth in the Offering Memorandum, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Ventas Entities, threatened or contemplated, to which Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that is, (i) individually or in the aggregate, reasonably likely (a) to have a Material Adverse Effect, or (b) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and the Offering Memorandum or (ii) that would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the 1933 Act.

Except as set forth in the Offering Memorandum, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of any Ventas Entity, that has been proposed by any governmental body or agency, domestic or foreign and (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject that in the case of clauses (A) and (B), (1) is, individually or in the aggregate, (x) reasonably likely to have a Material Adverse Effect, or (y) reasonably likely to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents or (2) would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the 1933 Act.. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by Ventas or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Time be, complied with in all material respects.

(xv) Absence of Labor Dispute. Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of Ventas or any Subsidiary exists or, to the knowledge of any Ventas Entity, is imminent. Ventas is not aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc., which may reasonably be expected to result in a Material Adverse Effect.

(xvi) Environmental Laws. Except as described in the Offering Memorandum, Ventas and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Ventas Entities, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Ventas Entities is subject that are reasonably likely to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum.

(xvii) Possession of Licenses and Permits. Ventas and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the

Offering Memorandum, except where failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and Ventas and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii) Title to Property. Ventas and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in the Offering Memorandum and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by Ventas or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(xix) Authorization, etc. of Leases. Each of Ventas’ and its Subsidiaries’ leases, including the Master Leases (as defined below) has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or any such Subsidiary, and, to the knowledge of Ventas and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. To the knowledge of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in the Offering Memorandum and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The term “Master Leases” refers to (i) the four amended and restated master lease agreements, dated as of April 20, 2001, between the Operating Partnership and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc., (ii) the master lease agreement, dated as of December 12, 2001, between Ventas Finance I, LLC (successor by assignment to the Operating Partnership) and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc., and (iii) the master lease agreement, dated as of September 8, 2004, between the Operating Partnership and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc.

(xx) Qualification as a REIT. Ventas meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”). Elder Trust is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code.

(xxi) Possession of Intellectual Property. Ventas and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by them as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect. Neither Ventas nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect. To the knowledge of the Ventas Entities, the use of the Intellectual Property in connection with the business and operations of Ventas and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither Ventas nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by Ventas and the Subsidiaries.

(xxii) Tax Returns and Payment of Taxes. All tax returns required to be filed by Ventas and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as described in the Offering Memorandum, neither Ventas nor any Subsidiary has knowledge of any material proposed additional tax assessments against Ventas or any of the Subsidiaries or their assets or property.

(xxiii) Certain ERISA Matters. Neither Ventas nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Ventas or any Subsidiary makes or ever has made a contribution and in which any employee of Ventas or any Subsidiary is or has ever been a participant. With respect to such plans, Ventas and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(xxiv) Investment Company Act. Neither Ventas nor any Subsidiary is, nor upon the issuance and sale of the Original Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Insurance for Leased Properties. Ventas and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in Ventas’ reasonable judgment sufficient to protect Ventas and the Subsidiaries and their businesses.

(xxvi) Accounting and Other Controls. Ventas and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) No Integration of Offerings or General Solicitation. None of Ventas, its affiliates (as such term is defined in Rule 501 under the 1933 Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Ventas Entities make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the initial sale of the Original Notes in a manner that would require the Original Notes to be registered under the 1933 Act. None of Ventas, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Ventas Entities make no representation or warranty) has engaged or will engage, in connection with the initial offering of the Original Notes contemplated by this Agreement, in any form of general solicitation or general advertising within the meaning of Rule 502 under the 1933 Act. With respect to those Original Notes initially sold in reliance upon Regulation S, (i) none of Ventas, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Ventas Entities make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of Ventas, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Ventas Entities make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(xxviii) Eligibility for Resale under Rule 144A. The Original Notes are eligible for resale pursuant to Rule 144A(d)(3) under the 1933 Act and will not be, at the Closing

Time, of the same class (within the meaning of Rule 144A) as any class of an Issuer’s securities listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated interdealer quotation system.

(xxix) No Material Adverse Change in Business. As of June 30, 2004, neither Ventas nor any Subsidiary at June 30, 2004 had any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’ consolidated balance sheet as of such date, or in the notes thereto, set forth in the Offering Memorandum, or otherwise described therein, other than the performance by Ventas of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (a) neither Ventas nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas (other than as a result of transactions disclosed under the caption “Use of Proceeds” and “Capitalization” in the Offering Memorandum) or any of the Subsidiaries or in the authorized capitalization of Ventas.

(xxx) Regulations T, U, X. Neither Ventas nor any Subsidiary (or any agent thereof acting on their behalf other than the Initial Purchasers, as to which Ventas makes no representation or warranty) has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the Closing Time.

(xxxi) Independent Accountants and Financial Statements. Ernst & Young LLP is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations. The historical financial statements, together with the related financial schedules and notes thereto, included in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of Ventas and its Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with generally accepted accounting principles (“GAAP”) the information required to be stated therein. The summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Ventas and the Subsidiaries.

(xxxii) Solvency. Each of the Ventas Entities, ElderTrust and ElderTrust Operating Limited Partnership is and will be, immediately following the issuance of the Original Notes at the Closing Time, Solvent. None of the Ventas Entities, ElderTrust or ElderTrust Operating Limited Partnership is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Ventas Entities, ElderTrust or ElderTrust Operating Limited Partnership has knowledge of any person contemplating the filing of any such petition against any of the Ventas Entities, ElderTrust or ElderTrust Operating Limited Partnership. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

(xxxiii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and 1934 Act Regulations, as applicable, and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xxxiv) No Stabilization or Manipulation. None of Ventas or any Subsidiary or, to the best of their knowledge, any of their directors, officers or affiliates has (A) taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Original Notes to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the 1933 Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Ventas Entity in a manner that would require registration of the Original Notes under the 1933 Act.

(xxxv) Distribution. Except as described in the section of the Offering Memorandum entitled “Plan of Distribution,” there are no contracts, agreements or understandings between Ventas or any Subsidiary and any other person that would give rise to a valid claim against Ventas, any Subsidiary or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Original Notes.

(xxxvi) Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc. included in the Offering Memorandum are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xxxvii) No Default under Note Documents, Etc. As of the Closing Time there will exist no event or condition which would constitute a default or an event of default under any of the Note Documents. The Note Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(xxxviii) Sarbanes-Oxley Compliance. Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to provide that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

(b) Officer’s Certificates. Any certificate signed by any officer of any Ventas Entity or any Subsidiary addressed and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Ventas Entities to the Initial Purchasers as to the matters covered thereby. The Ventas Entities acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 of this Agreement, counsel to the Ventas Entities and counsel to the Initial Purchasers will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

(c) Representations and Warranties by the Initial Purchasers. Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the 1933 Act, and that the Original Notes have not been registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally and not jointly represents, warrants and covenants to the Ventas Entities that:

(i) (A) Neither it nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the 1933 Act pursuant to Rule 144A, or (2) persons who are outside the United States and are other than U.S. persons, in reliance on the exemption from the registration requirements of the 1933 Act provided by Regulation S.

(ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Time, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the 1933 Act. Accordingly, neither such Initial Purchaser nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 1(c)(ii) have the meanings given to them by Regulation S.

(iii) It is a QIB.

(iv) It will deliver to each purchaser of Original Notes from such Initial Purchaser in connection with the initial resale of the Original Notes, a copy of the Offering Memorandum, as amended or supplemented at the date of such delivery.

Each Initial Purchaser understands that the Ventas Entities and, for purposes of the opinions to be delivered to them pursuant to Section 5 hereof, counsel to the Ventas Entities and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

SECTION 2. Sale and Delivery to the Initial Purchasers; Closing.

(a) Agreement to Sell and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Issuers, the principal amount of Original Notes set forth opposite such Initial Purchaser’s name on Schedule A hereto. The purchase price for the Original Notes shall be 98.5% of their principal amount.

(b) Payment. Payment of the purchase price for and delivery of the Original Notes shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuers, at 9:00 A.M. (Eastern time) on October 15, 2004 or such other time and date as Banc of

America Securities LLC and the Issuers shall agree (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Issuers by wire transfer of immediately available funds to a bank account designated by the Issuers, against delivery to the Initial Purchasers of the Original Notes to be purchased by them.

(c) Denominations; Registration. One or more of the Original Notes in global form shall be in such denominations and registered in the name of Cede & Co., as nominee of DTC, pursuant to the DTC Agreement. The Original Notes will be made available for examination by the Initial Purchasers in The City of New York not later than 2:00 P.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Ventas Entities. The Ventas Entities, jointly and severally, covenant with the Initial Purchasers as follows:

(a) Delivery of Offering Memorandum. To furnish promptly to the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Ventas Entities consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales in accordance with Section 1(c) hereof.

(b) Amendments and 1934 Act Filings. Not to amend or supplement the Offering Memorandum, or file any document with the Commission pursuant to the 1934 Act, prior to the Closing Time unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement, or filing, as soon as reasonably practicable prior to the proposed use, or filing, and shall not have reasonably objected to such amendment or supplement.

(c) Amendments and Supplements. If, prior to the time that the Initial Purchasers have completed their distribution of the Original Notes, any event shall occur that, in the reasonable judgment of the Ventas Entities or their counsel, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Ventas Entities shall notify promptly the Initial Purchasers of such event and (subject to Section 3(b)) prepare an appropriate amendment or supplement to the Offering Memorandum and, with respect to documents incorporated by reference, file with the Commission, so that (i) the statements in the Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

(d) Blue Sky Qualifications. To use their reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Original Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect so long as required for the Exempt Resales; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Original Notes have been so qualified, the Ventas Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the Exempt Resales.

(e) Compliance with Securities Regulations. To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Ventas Entities shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Ventas Entities shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) Use of Proceeds. To use the net proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under “Use of Proceeds.”

(g) Integration. Not to, and not to permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the 1933 Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the 1933 Act of the initial sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

(h) Affiliate Resales. Not to and to use their reasonable best efforts to cause their affiliates (as such term is defined in Rule 144 under the 1933 Act (“Affiliates)) not to, resell during the two-year period following the Closing Time any of the Original Notes that have been reacquired by any of them (it being understood that as to entities who are Affiliates solely by reason of being a stockholder of Ventas, the Ventas Entities will be deemed to have used their reasonable best efforts after giving written notice to such stockholders of the prohibition set forth in this paragraph (h)).

(i) General Solicitation. Not to engage, nor allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other Affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their Affiliates, as to whom the Ventas Entities make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the initial offer or sale of the Original Notes in the United States.

(j) Directed Selling Efforts. Not to engage, nor allow any of their subsidiaries to engage, and to use their reasonable best efforts to cause their other Affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Ventas Entities make no covenant) not to engage, in any “directed selling effort” as defined in Regulation S with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S; provided, however, that direct or indirect actions of the Initial Purchasers that are prohibited by this Agreement shall not constitute a breach of this covenant.

(k) Future Reports. From and after the Closing Time, for so long as any of the Original Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and during any period in which the availability of adequate current public information, for purposes of Rule 144(c) under the 1933 Act and in connection with the public resale of the Original Notes, is not satisfied by the filing of reports under the 1934 Act by one or more of the Ventas Entities, to make available upon request the information required by Rule 144A(d)(4) under the 1933 Act to (i) any holder or beneficial owner of Original Notes in connection with any sale of such Original Notes and (ii) any prospective purchaser of such Original Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Ventas Entities will be obligated, jointly and severally, for the expenses of printing and distributing such documents.

(l) DTC. To comply with all of their obligations set forth in the DTC Agreement relating to the approval of the Original Notes by DTC for “book-entry” transfer and will use their best efforts to obtain approval of the Original Notes by DTC for “book-entry” transfer.

(m) Portal Qualification. To use their best efforts to cause the Original Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL Market (“PORTAL”) (it being understood that the Initial Purchasers shall be responsible for submitting the application for such inclusion to PORTAL).

(n) Additional Issuer Information. Prior to the Closing Time, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared, a copy of any regularly prepared internal financial statements of the Ventas Entities and their subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that any of the Ventas Entities mail or otherwise make available to their security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

(o) Delivery of Note Documents. The Ventas Entities shall deliver to the Initial Purchasers a true and correct copy of each of the Note Documents, together with all related agreements and all schedules and exhibits thereto.

(p) Legended Securities. Each certificate for an Original Note will bear the legend contained in “Transfer Restrictions” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

SECTION 4. Payment of Expenses.

(a) Expenses. The Ventas Entities will pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and of each amendment and supplement thereto, (ii) the preparation, notarization (if necessary), and delivery to the Initial Purchasers of the Note Documents, the DTC Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Notes and in connection with the Exempt Resales, (iii) the issuance, transfer and delivery of the Original Notes and the Guarantees to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Original Notes to the Initial Purchasers, (iv) the fees and disbursements of the Ventas Entities’ and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Original Notes under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that the Ventas Entities will only be responsible for paying costs, fees and expenses incurred under this clause (v) in an aggregate amount not to exceed $5,000), (vi) the printing and delivery to the Initial Purchasers of such copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation, printing and delivery to the Initial Purchasers of a reasonable number of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) the preparation of certificates for the Notes, (x) the application for quotation of the Notes in PORTAL, including, but not limited to, all listing fees and expenses, (xi) the approval of the Notes by DTC for “book-entry” transfer, (xii) the rating of the Notes by rating agencies, and (xiii) the performance by the Ventas Entities and the Guarantors of their other obligations under the Note Documents.

(b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Ventas Entities shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of the Initial Purchaser’s Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities contained in Section 1 hereof or in certificates of any officer of any Ventas Entity or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Ventas Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a) No Stop Order. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b) No Proceedings. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Time, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the

Ventas Entities, threatened against any Ventas Entity before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material Adverse Effect or to interfere with or adversely affect the issuance of the Original Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act shall have been issued.

(c) No Material Liabilities, Events. As of June 30, 2004, neither of Ventas nor any Subsidiary at June 30, 2004 had any material liabilities or obligations, direct or, contingent, that were not set forth in Ventas’ consolidated balance sheet as of such date or in the notes thereto, set forth in the Offering Memorandum or otherwise described in the Offering Memorandum, other than the performance by Ventas of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act, 1933 Act Regulations, the 1934 Act and 1934 Act Regulations, to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (a) neither Ventas nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas (other than as a result of transactions disclosed under the caption “Use of Proceeds” and “Capitalization” in the Offering Memorandum) or any of the Subsidiaries or in the authorized capitalization of Ventas.

(d) Opinion of Counsel for Company. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of:

(i) T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request;

(ii) Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request;

(iii) Venable LLP, or such other Maryland counsel reasonably acceptable to the Initial Purchasers, as counsel for the Guarantors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request; and

(iv) Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(e) Opinion of Counsel for the Initial Purchasers. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton LLP, counsel for the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers.

(f) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the business, condition, financial or otherwise, results of operations, performance or properties of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the Chief Executive Officer and President of Ventas, the Chief Financial Officer of Ventas and the Chief Accounting Officer of Ventas, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act shall have been issued.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(h) Bring-down Comfort Letter. At Closing Time, the Initial Purchasers shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) PORTAL. At Closing Time, the Original Notes shall be eligible for trading in the PORTAL upon issuance.

(j) Indenture. The Indenture shall have been executed and delivered by the parties thereto, and the Initial Purchasers shall have received copies, conformed as executed, thereof.

(k) Registration Rights Agreement. The Ventas Entities shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

(l) Government Authorizations. All government authorizations required in connection with the issue and sale of the Original Notes as contemplated under this Agreement and the performance of the Ventas Entities’ obligations hereunder and under the Indenture and the Original Notes shall be in full force and effect.

(m) DTC Agreement. All agreements set forth in the DTC Agreement relating to the approval of the Original Notes by DTC for “book-entry” transfer shall have been complied with.

(n) No Ratings Downgrade. There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the 1933 Act, that (i) it is downgrading its rating assigned to any class of securities of any Ventas Entity or (ii) it is reviewing its ratings assigned to any class of securities of any Ventas Entity with a view to possible downgrading, or with negative implications, or direction not determined.

(o) Additional Documents. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Original Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ventas Entities in connection with the issuance and sale of the Original Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Ventas Entities at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Initial Purchasers by the Ventas Entities. Each of the Ventas Entities, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the agents, employees, officers and directors of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of Ventas; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Banc of America Securities LLC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Initial Purchaser Information; provided further, that this indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such person) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Original Notes that are the subject thereof if the Offering Memorandum corrected any such alleged untrue statement or omission and if such Initial Purchaser failed to send or give a copy of the Offering Memorandum to such person at or prior to the written confirmation of the sale of such Original Notes to such person, unless the failure is the result of non-compliance by any of the Ventas Entities with paragraph (a) of Section 3 hereof. This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b) Indemnification of Ventas Entities, Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Ventas Entities, each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to the Initial Purchasers, made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by Ventas. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e) Other Agreements With Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Ventas Entities with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities on the one hand and the Initial Purchasers on the other hand from the offering of the Original Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ventas Entities on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Original Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Original Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total discount received by the Initial Purchasers, in each case as set forth in this Agreement, bear to the aggregate initial offering price of the Original Notes as set forth on such cover.

The relative fault of the Ventas Entities, on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Ventas Entities or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Original Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchasers, and each officer and director of any Ventas Entity, and each person, if any, who controls any Ventas Entity within the meaning of

Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Ventas Entity.

The provisions of this Section shall not affect any agreement among the Ventas Entities with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Ventas Entities or any of Ventas’ Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or controlling person, or by or on behalf of Ventas, and shall survive delivery of the Original Notes to the Initial Purchasers.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to Ventas, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any supplement thereto), any material adverse change in the business, condition, financial or otherwise, results of operations, performance, properties or business prospects of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Original Notes or to enforce contracts for the sale of the Original Notes, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Issuers. If the Issuers shall fail at Closing Time to sell the principal amount of Original Notes that they are obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Issuers from liability, if any, in respect of such default.

SECTION 11. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Original Notes that it or they have agreed to purchase hereunder at the Closing Time, and the aggregate principal amount of Original Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Original Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Original Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Original Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Original Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Original Notes and the aggregate principal amount of Original Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Original Notes to be purchased at the Closing Time, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Original Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party (other than defaulting Initial Purchasers) except that the provisions of Section 3, Section 4, Section 6 and Section 7 shall at all times be effective and shall survive such termination. In any such case, either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Time, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Banc of America Securities LLC at 9 West 57th Street, New York, New York 10019, attention of Transaction Management, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, attention of Michael W. Blair and Peter J. Loughran; and notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, attention of T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of David K. Boston and Leslie M. Mazza.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Ventas Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Ventas Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Original Notes from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Initial Purchasers and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President

VENTAS REALTY, LIMITED PARTNERSHIP
By:	Ventas, Inc., its General Partner

By	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President

VENTAS CAPITAL CORPORATION

By	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President

VENTAS LP REALTY, LLC
By:	Ventas, Inc., its sole member

By	/s/ T. Richard Riney
Name: T. Richard Riney
Title: Executive Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
Acting severally on behalf of itself and the
several Initial Purchasers.

By:	Banc of America Securities LLC

By:	/s/ Bruce R. Thompson
Managing Director

SCHEDULE A

INITIAL PURCHASERS	PRINCIPAL AMOUNT OF ORIGINAL NOTES
Banc of America Securities LLC	$43,750,000
J. P. Morgan Securities Inc.	43,750,000
Citigroup Global Markets Inc.	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000
UBS Securities LLC	12,500,000
Total	$125,000,000

A-1

SCHEDULE B

Subsidiary	Jurisdiction of Incorporation	% Owned Directly or Indirectly by Ventas, Inc.
Ventas Realty, Limited Partnership	Delaware	100%
Ventas LP Realty, L.L.C.†	Delaware	100%
Ventas Finance I, LLC	Delaware	100%
Ventas Finance I, Inc.	Delaware	100%
Ventas Specialty I, LLC	Delaware	100%
Ventas Specialty I, Inc.	Delaware	100%
Ventas Capital Corporation	Delaware	100%
Ventas TRS, LLC†	Delaware	100%
Ventas Healthcare Properties, Inc.†	Delaware	100%
Ventas Kansas City I, LLC	Delaware	100%
Ventas Belleville, LLC	Delaware	100%
Ventas Springfield/Findlay, LLC	Delaware	100%
ElderTrust†	Maryland	100%
ElderTrust Operating Limited Partnership†	Delaware	99.6%*
ET Capital Corp. †	Delaware	99.6%*
ET GENPAR, L.L.C. †	Delaware	99.6%*
ET Sub-Belvedere Limited Partnership, L.L.P.	Virginia	99.6%*
ET Belvedere Finance, L.L.C.	Delaware	99.6%*
ET Belvedere Finance, Inc.	Delaware	100%
ET Sub-Berkshire Limited Partnership†	Delaware	99.6%*
ET Berkshire, LLC†	Delaware	99.6%*
ET Sub-Cabot Park, L.L.C.	Delaware	99.6%*
Cabot ALF, L.L.C.†	Delaware	99.6%*
ET Sub-Cleveland Circle, L.L.C.	Delaware	99.6%*

Sch B-1

Cleveland ALF, L.L.C. †	Delaware	99.6%*
ET Sub-DCMH Limited Partnership, L.L.P.	Virginia	99.6%*
ET DCMH Finance, L.L.C.	Delaware	99.6%*
ET DCMH Finance, Inc.	Delaware	100%
ET Sub-Heritage Andover, L.L.C.	Delaware	99.6%*
ET Heritage Andover Finance, Inc.	Delaware	100%
ET Sub-Heritage Woods, L.L.C.†	Delaware	99.6%*
ET Sub-Highgate, L.P.†	Pennsylvania	99.6%*
ET Sub-Lacey I, L.L.C.†	Delaware	99.6%*
ET Sub-Lehigh Limited Partnership†	Delaware	99.6%*
ET Lehigh, LLC†	Delaware	99.6%*
ET Sub-Lopatcong, L.L.C.†	Delaware	99.6%*
ET Sub-Pennsburg Manor Limited Partnership, L.L.P†	Virginia	99.6%*
ET Pennsburg Finance, L.L.C.†	Delaware	99.6%*
ET Sub-Phillipsburg I, L.L.C.†	Delaware	99.6%*
ET Sub-Pleasant View, L.L.C.†	Delaware	99.6%*
ET Sub-POB I Limited Partnership, L.L.P.	Virginia	99.6%*
ET POBI Finance, L.L.C.	Delaware	99.6%*
ET POBI Finance, Inc.	Delaware	100%
ET Sub-Rittenhouse Limited Partnership, L.L.P.†	Virginia	99.6%*
ET Sub-Riverview Ridge Limited Partnership, L.L.P.†	Virginia	99.6%*
ET Sub-Sanatoga Limited Partnership†	Delaware	99.6%*
ET Sanatoga, LLC†	Delaware	99.6%*
ET Sub-SMOB, L.L.C.†	Delaware	99.6%*
ET Sub-Vernon Court, L.L.C.	Delaware	99.6%*
Vernon ALF, L.L.C.†	Delaware	99.6%*
ET Sub-Wayne I Limited Partnership, L.L.P.†	Virginia	99.6%*
ET Wayne Finance, L.L.C.†	Delaware	99.6%*
ET Wayne Finance, Inc.†	Delaware	100%
ET Sub-Willowbrook Limited Partnership, L.L.P.†	Virginia	99.6%*
ET Sub-Woodbridge, L.P.	Pennsylvania	99.6%*

Sch B-2

Ventas Farmington Hills, LLC	Delaware	100%
Ventas Regency Medical Park I, LLC	Delaware	100%

*	Certain unaffiliated third parties own approximately .4% of the limited partnership interests in ElderTrust Operating Partnership (“ETOP”) in the form of Class C Units and as a result indirectly own .4% of all direct or indirect subsidiaries of ETOP. The Series C Units are redeemable, and the redemption price thereof may be paid in the form of securities of the Company or a Subsidiary.
†	Guarantors

Sch B-3

Exhibit A-1

FORM OF OPINION OF THE VENTAS ENTITIES’ GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(d)(i)

The opinion of T. Richard Riney, Esq., the General Counsel of the Ventas Entities (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(d)(i) of the Purchase Agreement shall be to the effect that:

(i) Except as set forth in the Offering Memorandum or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to interfere with or adversely affect the issuance and sale of the Notes or Guarantees or the consummation of the transactions contemplated by the Purchase Agreement, to my knowledge there is no (A) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic, or foreign, now pending or threatened or contemplated, to which Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) statute, rule, regulation or order relating to or affecting Ventas or any Subsidiary that has been enacted, adopted, issued or proposed by any governmental body or agency or (C) injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject.

(ii) To my knowledge, except as described in the Offering Memorandum, none of the Issuers and the Guarantors is in violation of its charter, bylaws or other constitutive documents and, other than as could not reasonably be expected to have a Material Adverse Effect, no default by Ventas or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum to which Ventas or any of its Subsidiaries are a party or filed or incorporated by reference as an exhibit to any of the filings incorporated by reference into the Offering Memorandum.

(iii) To my knowledge, there are no statutes or regulations that would be required to be described in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the 1933 Act that are not so described as would be required.

(iv) The shares of issued and outstanding capital stock, limited partnership interests or other similar ownership interests of each of the Issuers have been duly authorized and validly issued and are fully paid and non-assessable. Except as otherwise disclosed in the Offering Memorandum, based solely on a review of the applicable limited liability company membership agreements, limited partnership agreements of each partnership and corporate stock transfer ledgers or as otherwise indicated in paragraph A below, all of the issued and outstanding capital stock of each Ventas Entity that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary set forth on Schedule I hereto (each, a “Designated Subsidiary”) that

A-1-1

is a partnership (other than the Class C (LIHTC) Units of ElderTrust Operating Limited Partnership, which are not owned directly or indirectly by Ventas), and all of the issued and outstanding membership interests of each Designated Subsidiary that is a limited liability company, is owned by Ventas, directly or through Subsidiaries.

(v) Each of the Master Leases and the master lease agreement, dated as of November 1, 2002, between Ventas Realty and certain entities related to Trans Healthcare, Inc., has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or such Subsidiaries, as the case may be, enforceable in accordance with its terms, except as such enforceability, may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally or general equitable principles.

(vi) There is no contract, agreement or other document or instrument of a character that would be required to be described or referred to in the Offering Memorandum if the Offering Memorandum was a prospectus included in a registration statement under the 1933 Act other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(vii) The information in Ventas’ 10-K for the year ended December 31, 2003, and 10-Qs for the quarterly periods ended March 31, 2004 and June 30, 2004 under the caption “Legal Proceedings”; and the information in Ventas’ 10-K for the year ended December 31, 2003 under the caption “Business – Dependence on Kindred”; and the information in the Offering Memorandum under the captions “Summary – Recent Developments”; insofar as such statements constitute a summary of legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects such legal matters, contracts, documents and proceedings.

(viii) The issuance, offer and sale of the Original Notes by the Issuers, the issuance and delivery of the Exchange Notes by the Issuers, the execution, delivery and performance of the Note Documents by the Ventas Entities and the Guarantors, as applicable, and the consummation by the Ventas Entities and the Guarantors of the transactions contemplated by the Purchase Agreement, does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of Ventas or the Subsidiaries, pursuant to any of the agreements that are described or referred to in the Offering Memorandum to which Ventas or any of its Subsidiaries are a party or that are filed, or incorporated by reference as an exhibit to any of Ventas’ filings incorporated by reference into the Offering Memorandum, other than such violations, conflicts, breaches, defaults, failure to obtain consents or liens, charges or encumbrances not reasonably likely to result in a Material Adverse Effect.

A. The opinion set forth in paragraph (iv) above with respect to Ventas’ direct or indirect ownership of ElderTrust is not based upon a review of the corporate stock transfer ledger but instead is based solely upon a review of the Agreement and Plan of Merger, dated as of November 19, 2003 (the “ElderTrust Merger Agreement”), among Ventas, Ventas Sub, LLC and ElderTrust, and the certificate of merger filed in connection therewith. The opinion set forth in

A-1-2

paragraph (iv) above with respect to Ventas’ direct or indirect ownership of ElderTrust Operating Limited Partnership is also based upon a review of certain purchase agreements executed in connection with the consummation of the transactions contemplated by the ElderTrust Merger Agreement, pursuant to which purchase agreements Ventas or its Subsidiaries purchased partnership interests of ElderTrust Operating Limited Partnership.

In addition to the matters set forth above, based upon my participation in the preparation of the Offering Memorandum, including the documents incorporated therein by reference, and my review and discussion with other representatives of the Company of the content thereof, but without having undertaken to verify, check or independently determine the accuracy or completeness or fairness of the statements of fact contained therein, I have no reason to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

A-1-3

Schedule I-Designated Subsidiaries

Ventas Realty, Limited Partnership

Ventas LP Realty, L.L.C.

Ventas Finance I, LLC

Ventas Finance I, Inc.

Ventas Capital Corporation

ElderTrust

ElderTrust Operating Limited Partnership

A-1-4

Exhibit A-2

FORM OF OPINION OF THE VENTAS ENTITIES’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(d)(ii)

The opinion of Willkie Farr & Gallagher LLP, counsel for the Ventas Entities (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(d)(ii) of the Purchase Agreement shall be to the effect that:

(i) Each of Ventas and Ventas Capital Corporation (a) is a corporation validly existing and in good standing under the laws of the State of Delaware, and (b) has all requisite corporate power and authority necessary to own its property and carry on its business as now being conducted and to execute, deliver and perform all of its obligations under the Note Documents to which it is a party, and to consummate the transactions contemplated thereby to be consummated on its part.

(ii) Ventas Realty, Limited Partnership (a) is a limited partnership in good standing under the laws of the State of Delaware, and (b) has all partnership power and authority necessary to own its property and carry on its business as now being conducted, and to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part.

(iii) Ventas LP Realty, L.L.C. (a) is a limited liability company in good standing under the laws of the State of Delaware, and (b) has all limited liability company power and authority necessary to own its property and carry on its business as now being conducted, and to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part.

(iv) Each of the other Guarantors that are listed on Schedule I hereto (the “Designated Guarantors”) (a) is validly existing and in good standing under the laws of the State of Delaware, and (b) has all requisite corporate, partnership or limited liability company power and authority necessary to own its property and carry on its business as now being conducted and to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part.

(v) Each of the Issuers has duly authorized (a) the Original Notes for issuance and sale pursuant to the Purchase Agreement and the Indenture and (b) the Exchange Notes for issuance in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture.

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(vi) Each of the Ventas Entities and the Designated Guarantors has duly authorized the execution, delivery and performance of the Note Documents to which it is a party, and has duly executed and delivered each Note Document to which it is a party (other than the Exchange Notes and the Exchange Note Guarantees).

(vii) The Indenture is the legally valid and binding obligation of the Ventas Entities and Guarantors, enforceable against each of them in accordance with its terms (subject to (a) customary bankruptcy exception and equitable principles limitation and (b) with respect to the Guarantors (other than the Designated Guarantors), customary assumptions relating to (1) the valid existence and good standing of such entities under the applicable state laws, (2) the corporate, partnership, limited liability company or other power and authority to own their property and carry on their business as now being conducted and to execute, deliver and perform all of their obligations under the Note Documents to which they are a party and to consummate the transactions contemplated thereby to be consummated on their part and (3) the due authorization, execution and delivery by such entities of the Note Documents to which they are parties (the assumptions described in clauses (b)(1), (2) and (3) above, the “Assumptions”)).

(viii) The Original Notes are in the form contemplated by the Indenture and, when issued and delivered by Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”) against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture and authenticated and delivered by the Trustee in accordance with the terms of the Indenture, will be the legally valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms (subject to (a) customary bankruptcy exception and equitable principles limitation and (b) the Assumptions).

(ix) The Exchange Notes, when issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms (subject to (a) customary bankruptcy exception and equitable principles limitation and (b) the Assumptions).

(x) The Guarantees are in the form contemplated by the Indenture and, when the Original Notes are issued, authenticated and delivered in accordance with the terms of the Purchase Agreement and the Indenture, will be the legally valid and binding obligations of the issuing entities, enforceable against each of them in accordance with their terms (subject to (a) customary bankruptcy exception and equitable principles limitation and (b) the Assumptions).

(xi) The Exchange Note Guarantees, when the Exchange Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the issuing entities, enforceable against each of them in accordance with

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their terms (subject to (a) customary bankruptcy exception and equitable principles limitation and (b) the Assumptions).

(xii) The Registration Rights Agreement is the legally valid and binding obligation of each of the Ventas Entities party thereto, enforceable against each of them in accordance with its terms (subject to customary bankruptcy exception and equitable principles limitation and indemnity qualification).

(xiii) The execution, delivery and performance by the Ventas Entities and the Guarantors of the Note Documents, as applicable, including the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Original Notes and the use of the proceeds from the sale of the Original Notes as described in the Offering Memorandum under the caption “Use of Proceeds” and the issuance of the Exchange Notes), does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of Ventas or its subsidiaries set forth on Schedule II hereto (each, a “Designated Subsidiary”), pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or its Designated Subsidiaries, (ii) any federal or New York law, statute, rule or regulation applicable to Ventas or any of its Designated Subsidiaries or their respective assets or properties, or any provision of the DGCL applicable to the Ventas Entities or any Designated Guarantor, or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any of its Designated Subsidiaries or their respective assets or properties and known to us.

(xiv) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any federal or New York court or governmental agency, body or administrative agency, is required to be obtained or made by Ventas or any Designated Subsidiary for the execution, delivery and performance by Ventas and the Designated Guarantors of the Note Documents to which they are party, including the consummation of any of the transactions contemplated thereby and in the Offering Memorandum, including the offering, issuance, sale or delivery of the Original Notes and the issuance and delivery of the Exchange Notes, except (i) such as have been or will be obtained or made on or prior to the Closing Time, (ii) registration of the Exchange Offer or resale of the Notes under the 1933 Act pursuant to the Registration Rights Agreement, (iii) qualification of the Indenture under the Trust Indenture Act in connection with the issuance of the Exchange Notes and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Initial Purchasers.

(xv) To our knowledge, (i) there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Purchase Agreement or in the Offering Memorandum or the performance by the Ventas Entities or the Designated Guarantors of their respective obligations under the Note Documents, as applicable, and (ii) there are no legal or governmental proceedings

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pending to which Ventas or any Designated Subsidiary is a party or to which any of the properties of Ventas or any Designated Subsidiary is subject other than proceedings described in the Offering Memorandum or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvi) Neither Ventas nor any Subsidiary is, or after receipt of payment for the Original Notes will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

(xvii) Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement, no registration under the 1933 Act of the Original Notes or the Guarantees or qualification of the Indenture under the Trust Indenture Act is required for the initial sale of the Original Notes to the Initial Purchasers as contemplated by the Purchase Agreement and in the Offering Memorandum or for the initial Exempt Resales.

(xviii) Each of the Indenture, the Original Notes, the Guarantees and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

(xix) The statements in the Offering Memorandum under the captions “Description of Notes,” and “Description of Other Indebtedness,” insofar as such statements constitute a summary of applicable laws, rules or regulations, contracts, documents or legal proceedings referred to therein, fairly present in all material respects such applicable laws, rules or regulations, contracts, documents and legal proceedings.

(xx) Each Ventas Entity and Designated Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule III to this opinion.

(xxi) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

(xxii) The discussion in the Offering Memorandum under the caption “Material United States Federal Income Tax Considerations” to the extent that it summarizes matters of federal income tax law, fairly summarizes such matters in all material respects. For purposes of this opinion (xxii), the term “Offering Memorandum” does not include the documents incorporated by reference in the Offering Memorandum.

We have participated in the preparation of the Offering Memorandum. We have had discussions with officers, directors and employees of Ventas and the Subsidiaries, the independent accountants who examined the consolidated financial statements of Ventas included in the Offering Memorandum and the Initial Purchasers at which the contents of the Offering

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Memorandum and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth above) of the information contained in the Offering Memorandum. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Offering Memorandum or any amendment or supplement thereto, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data, included in the Offering Memorandum).

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Schedule I – Designated Guarantors

Ventas Finance I, Inc.

ElderTrust Operating Limited Partnership

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Schedule II - Designated Subsidiaries

Ventas Realty, Limited Partnership

Ventas LP Realty, L.L.C.

Ventas Finance I, LLC

Ventas Finance I, Inc.

Ventas Capital Corporation

ElderTrust Operating Limited Partnership

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Schedule III

[Intentionally Omitted]

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Exhibit A-3

FORM OF OPINION OF THE GUARANTORS’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(d)(iii)

The opinion of counsel for ElderTrust (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(d)(iii) of the Purchase Agreement shall be to the effect that:

(i) ElderTrust (a) is a qualified REIT subsidiary, validly existing and in good standing under the laws of the State of Maryland, and (b) has all requisite corporate, partnership or limited liability company power and authority necessary to own its property and carry on its business as now being conducted and to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby to be consummated on its part.

(ii) ElderTrust has duly authorized the execution, delivery and performance of the Note Documents to which it is a party and has duly executed and delivered each such Note Document, other than the Exchange Notes and the Exchange Note Guarantees.

(iii) The execution, delivery and performance by ElderTrust of the Note Documents does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of Ventas or its Subsidiaries, pursuant to, (i) the charter, bylaws or other constitutive documents of ElderTrust, (ii) any state or local law, statute, rule or regulation applicable to ElderTrust or its respective assets or properties, or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over ElderTrust or its respective assets or properties and known to us.

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Exhibit A-4

FORM OF OPINION OF THE VENTAS ENTITIES’ REGULATORY

COUNSEL TO BE DELIVERED PURSUANT TO

SECTION 5(d)(iv)

The opinion of Greenberg Traurig, LLP, regulatory counsel for the Ventas Entities (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(d)(iv) of the Purchase Agreement shall be to the effect that:

1.	The statements set forth in the Offering Memorandum under the captions “Risk Factors—Risks Arising from our Business—Our tenants, including Kindred, may be adversely affected by increasing healthcare regulation and enforcement,” “—We are subject to the risks associated with investment in a single industry, the heavily regulated healthcare industry,” “—Changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs, could have a material adverse effect on our tenants” and “—Kindred and our other operators may be sued under a federal whistleblower statute” (collectively, the “Offering Memorandum Statements”), insofar as such Offering Memorandum Statements purport to constitute summaries of Federal Health Care Laws, are, as of the date of the Offering Memorandum, accurate in all material respects with regard to the regulation of skilled nursing facilities and long-term acute care hospitals.

2.	The statements set forth in the Company’s Form 10-K under the captions “Business—Governmental Regulation—Healthcare Regulation,” “Risk Factors—The Company is subject to the risks associated with investment in a single industry: the heavily regulated healthcare industry,” “—The Company’s tenants, including Kindred, may be adversely affected by increasing healthcare regulation and enforcement,” “—Changes in the reimbursement rates or methods of payment from third-party payors, including the Medicare and Medicaid programs, could have a material adverse effect on the Company’s tenants,” and “—Kindred and the Company’s other operators may be sued under a federal whistleblower statute” (the “Form 10-K Statements”), insofar as such Form 10-K Statements purport to constitute summaries of Federal Health Care Laws, are, as of the date the Form 10-K Statements were written, accurate in all material respects with respect to the regulation of skilled nursing facilities and long-term acute care hospitals.

3.	The statements set forth in the Company’s Form 10-Q under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments Regarding Government Regulations” (the

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Form 10-Q Statements”), insofar as such Form 10-Q Statements purport to constitute summaries of Federal Health Care Laws, are, as of the date the Form 10-Q Statements were written, accurate in all material respects with respect to the regulation of skilled nursing facilities and long-term acute care hospitals.

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